Case 04-35435-PGH Document 373 Filed 03/28/2008 Page 1 of 1
CGFD30 (9/28/06)

ORDERED in the Southern District of Florida on March 28, 2008

                                         /s/ Paul G. Hyman Jr
                                         ----------------------
                                         Paul G Hyman Jr
                                         Chief United States Bankruptcy Judge

                    United States Bankruptcy Court
                     Southern District of Florida
                        www.flsb.uscourts.gov
                      Division: West Palm Beach

                                                     Case Number: 04-35435-PGH
                                                     Chapter: 11

In re: (Debtor(s) name(s) used by the debtor(s) in the last 8 years, including married, maiden, trade, and address)

eCom eCom.com, Inc.
8125 Monetary Dr #H4 Riviera Beach, FL 33404

EIN:65-0538051
                                                                    CLERK
                                                                    USBC
                                                                    SDFL
                                                                    FILED
                                                                    3/28/08
                               FINAL DECREE

A Final Report and Motion for Entry of Final Decree having been filed on behalf of the debtor, this chapter 11 case is closed.

Michael D Seese is discharged as disbursing agent. Any future payments under the plan of reorganization shall be disbursed by the reorganized debtor.

Any money due to creditors pursuant to the plan of reorganization and remaining unclaimed must be held in accordance with 11 U.S.C. section 347(b) and 11 U.S.C.
section 1143. If the plan provides for the complete liquidation of property of the debtor, any unclaimed funds shall be deposited with the court pursuant to
Local Rule 3011-1(B).

Copies to:  Debtor
            Attorney for Debtor
            Disbursing Agent
            U.S. trustee

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